                                  FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                         HEALTHEON CORPORATION
          ----------------------------------------------
     (Exact name of registrant as specified in its charter)

          DELAWARE                               94-3236644
  -----------------------                    --------------------
  (State of incorporation                     (I.R.S. Employer
     or organization)                         Identification No.)

                       4600 PATRICK HENRY DRIVE
                        SANTA CLARA, CA 95054
          ----------------------------------------------
      (Address of principal executive offices)    (Zip Code)

  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
           None                                      None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates : 333-70553

     Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $0.0001 PAR VALUE
                     -------------------------------
                             (Title of class)

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Incorporated by reference to the section entitled "Description of Capital Stock--Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on January 14, 1999 (File No. 333-10553) (the "S-1 Registration Statement"), as amended by Amendment No.1 to the S-1 Registration Statement, filed on February 4, 1999.

Item 2.   Exhibits

          The following exhibits are filed as a part of this registration statement:

          3.1*      Amended and Restated Certificate of Incorporation of
                    Registrant.

          3.2* Form of Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          3.3*      Bylaws of Registrant.

          3.4* Form of Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          4.1*      Form of Registrant's Common Stock certificate.

         10.10* Amended and Restated Investors' Rights Agreement dated as of May 19, 1998 among the Registrant and certain of the Registrant's security holders.

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*    Incorporated by reference to the Exhibit of the same number to the S-1
     Registration Statement of Registrant, File No. 333-70553, filed with the Securities and Exchange Commission on January 14, 1999.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 8, 1999             HEALTHEON CORPORATION


                                   By:  /s/ Jack Dennison
                                        -------------------------
                                        Jack Dennison,
                                        Vice President, General Counsel and
                                        Assistant Secretary

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                                   FORM 8-A

                            HEALTHEON CORPORATION

                              INDEX TO EXHIBITS
                              -----------------

EXHIBIT NO.
-----------

     3.1*      Amended and Restated Certificate of Incorporation of
               Registrant.

     3.2* Form of Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

     3.3*      Bylaws of Registrant.

     3.4* Form of Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

     4.1*      Form of Registrant's Common Stock certificate.

    10.10* Amended and Restated Investors' Rights Agreement dated as of May 19, 1998 among the Registrant and certain of the Registrant's securityholders.


------------------------
* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of Registrant, File No. 333-70553, filed with the Securities and Exchange Commission on January 14, 1999.